Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF WESTCHESTER

TRACY MEAD, Derivatively on Behalf

of Nominal Defendant WEIGHT WATCHERS

INTERNATIONAL, INC.,

                                 Plaintiff,

        vs.

ARTAL GROUP, S.A., DAVID KIRCHHOFF,

ANN SARDINI, RAYMOND DEBBANE,

PHILIPPE J. AMOUYAL, JONAS M.

FAJGENBAUM, SACHA LAINOVIC,

CHRISTOPHER SOBECKI, and MARSHA

JOHNSON EVANS,

                                 Defendants,

        and

WEIGHT WATCHERS INTERNATIONAL, INC.,

                                 Nominal Defendant.

Index No. 63133/2015 NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTION AND OF SETTLEMENT HEARING

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF WEIGHT WATCHERS INTERNATIONAL, INC. AS OF NOVEMBER 28, 2016, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER ANY OF THEM, AND EACH OF THEM.

PLEASE READ ALL OF THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS OF THIS LAWSUIT. IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW IN SECTION VI).

PLEASE NOTE THAT THIS LAWSUIT IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO SEEK COMPENSATION AS A RESULT OF THE SETTLEMENT OF THIS LAWSUIT.

I.	PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you about the above-captioned shareholder derivative action (the “Action”), which is now pending in the Supreme Court of the State of New York, County of Westchester (the “Court”) and the proposed settlement (the “Settlement”) of the Action. This Notice is being provided pursuant to the Court’s Order Preliminarily Approving Settlement and Providing for Notice. This Notice also informs you of your right to participate in a hearing to be held before the Honorable Alan D. Scheinkman on February 24, 2017, at 2:00 p.m. at the Supreme Court of the State of New York, County of Westchester, 111 Dr. Martin Luther King Jr. Blvd., Courtroom 111, White Plains, New York 10601 (the “Settlement Hearing”), to determine: (1) whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiff, Weight Watchers International, Inc. (“Weight Watchers” or the “Company”) and Weight Watchers’ shareholders; (2) whether to enter judgment dismissing the Action with prejudice and release all Released Parties (as defined in Section VI, below) from all Released Claims (as defined in Section VI, below); (3) whether the requirements of due process have been satisfied in connection with this Notice and the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Summary Notice”); and (4) if the Court approves the Settlement whether the Court should approve Plaintiff’s Counsel’s (as defined in Section III, below) request for the Fee and Expense Award (as defined in Section VII, below) as agreed to by the Settling Parties (as defined in Section II, below), as well as to consider such other matters as may properly come before the Court.

THE FOLLOWING RECITATIONS ARE MADE BY THE PARTIES TO THE DERIVATIVE ACTION. THE COURT HAS NOT RULED ON THE MERITS OF THE DERIVATIVE ACTION.

II.	BACKGROUND OF THE LAWSUIT

On June 23, 2014, Plaintiff Tracy Mead (“Plaintiff”), through her counsel, made a demand (the “Demand Letter”) on the Board of Directors of Weight Watchers (the “Board”) to take action to remedy alleged breaches of fiduciary duties and unjust enrichment by Weight Watchers’ former majority shareholder Artal Group, S.A. and by individual defendants David Kirchhoff, Ann Sardini, Raymond Debbane, Philippe J. Amouyal, Jonas M. Fajgenbaum, Sacha Lainovic, Christopher Sobecki, and Marsha Johnson Evans (collectively, the “Individual Defendants”).

On August 11, 2015, Plaintiff, derivatively on behalf of Weight Watchers, filed a complaint in this Court against Artal Group, S.A., the Individual Defendants, and nominal defendant Weight Watchers, related to the same allegations set forth in the Demand Letter. On October 16, 2015, a preliminary conference was held before this Court at which this Court granted an adjournment of the Action pending resolution of the motion to dismiss in the action captioned In re Weight Watchers International, Inc. Securities Litigation, No. 14-1997 (S.D.N.Y.) (the “Securities Action”). On May 11, 2016, the defendants’ motion to dismiss the Securities Action was granted.

On June 10, 2016, Plaintiff’s Counsel made a confidential settlement demand and the Settling Parties subsequently engaged in discussions of the terms of a potential resolution of the Action. Following those negotiations, on November 3, 2016, counsel for parties in the Action (the “Settling Parties”) reached an agreement in principle to resolve, discharge, and settle the Released Claims upon the terms and subject to the conditions set forth in this Stipulation.

III.	CLAIMS OF PLAINTIFF AND BENEFITS OF THE SETTLEMENT

Plaintiff and its counsel, Robbins Geller Rudman and Dowd LLP and Kessler Topaz Meltzer & Check, LLP (collectively, “Plaintiff’s Counsel”), believe that the claims asserted in the Action on behalf of Weight Watchers have merit. Plaintiff and Plaintiff’s Counsel recognize and acknowledge the expense and length of continued proceedings necessary to continue to prosecute the Action against Artal Group, S.A. and the Individual Defendants on behalf of Weight Watchers through trial and appeals. Plaintiff and Plaintiff’s Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff and Plaintiff’s Counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action or that may be asserted. Based on their evaluation, Plaintiff and Plaintiff’s Counsel determined that the Settlement set forth in the Stipulation is fair, reasonable and adequate, and in the best interests of Plaintiff, Weight Watchers and Weight Watchers’ Shareholders (as defined in Section VI, below).

IV.	DEFENDANTS’ DENIALS OF WRONGDOING

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Defendants also have denied and continue to deny, inter alia, the allegations that Plaintiff or Weight Watchers have suffered damage, or that Plaintiff or Weight Watchers were harmed by the conduct alleged in the Action or that Plaintiff or Weight Watchers have any right of recovery whatsoever. Defendants assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of Weight Watchers and its Shareholders.

Defendants have also taken into account the litigation costs and burden to defend the Action, as well as the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have determined that it is desirable and beneficial that the Action and all of the Settling Parties’ disputes relating thereto be fully and finally settled in a manner and upon the terms and conditions set forth in the Stipulation. Nominal defendant Weight Watchers believes that the Settlement set forth in the Stipulation is in the best interests of the Company and its Shareholders. Neither the Stipulation nor the Settlement shall be construed, either in whole or in part, as evidence, or an admission or concession on the part of Defendants or any Released Parties, of any fault or liability.

THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF PLAINTIFF’S CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW BY DEFENDANTS OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

V.	TERMS OF THE PROPOSED SETTLEMENT

As valuable consideration for this Settlement, Weight Watchers through its Board shall implement and maintain the operational and corporate governance changes set forth below for a period of no less than three (3) years.

Weight Watchers will enact a “Related Person Transaction Policy” which will require that (1) each Related Person Transaction, and any material amendment or modification to a Related Person Transaction, be reviewed and approved or ratified by the Audit Committee of the Board (or other appropriate approving body, a majority of which is disinterested directors); and (2) that any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee of the Board or recommended by the Compensation Committee to the Board for its approval. The Audit Committee (other appropriate approving body, a majority of which is disinterested directors) will not approve or ratify a Related Person Transaction unless it shall have determined in good faith that, upon consideration of all relevant information, the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its shareholders.

“Related Person” means (a) any person who is, or at any time since the beginning of the last fiscal year was, an executive officer, a director or a director nominee of the Company; (b) a security holder who is known to the Company to own of record or beneficially more than 5% of any class of the Company’s voting securities at the time of occurrence or existence of the Related Person Transaction; and (c) a person who is an immediate family member of any of the foregoing persons (the term “immediate family” shall include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of any of the foregoing persons).

“Related Person Transaction” means any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant, the amount involved exceeds $120,000 and in which any Related Person had or will have a direct or indirect material interest, other than an employment relationship or transaction involving an executive officer and any related compensation. For the purposes of this definition, a “transaction” includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangement or relationships.

VI.	RELEASES

If the Settlement in the Action is approved by the Court, then upon the Effective Date (as defined below and in the Stipulation) of the Settlement, Weight Watchers, Plaintiff (acting derivatively on behalf of Weight Watchers), and each of Weight Watchers’ Shareholders (the “Releasing Persons”) shall have, and by operation of the Order and Final Judgment (as defined below), shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (as defined below) against the Released Parties (as defined below), and each shall permanently be enjoined from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claim, either directly, representatively, derivatively, or in any capacity, against any of the Released Parties. Upon the Effective Date of the Settlement, each of the Released Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims (except for claims by the parties to enforce the Settlement).

The releases extend to claims that any of the Releasing Persons do not know or suspect exist in his, her, or its favor at the time of the release of the Released Claims, which if known might have affected the decision to enter into this Settlement (“Unknown Claims”). In granting the releases herein, the Settling Parties have acknowledged that they have read and understand California Civil Code § 1542, which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, the Settling Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, international or foreign law, which is similar, comparable or equivalent to California Civil Code § 1542.

The Settling Parties may hereafter discover facts in addition to or different from those that he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Settling Party shall expressly settle and release, and each Weight Watchers Shareholder shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

*        *        *

The following definitions apply to this Notice:

(1)     “Effective Date” means the date upon which the Settlement contemplated by the Stipulation shall become effective pursuant to ¶ 5.1 of the Stipulation.

(2)     “Order and Final Judgment” means an order by the Court finally approving the settlement as fair, adequate and reasonable, substantially in the form attached to the Stipulation as Exhibit D.

(3)     “Released Claims” means any and all claims, demands, losses, actions, obligations, duties, judgments, costs, expenses, rights, liabilities, accountings, matters, issues, suits and causes of action of every kind, nature and description whatsoever for damages, injunctive relief, or any other remedies, known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether based on federal, state, local, statutory or common law or any other law, rule or regulation (whether foreign or domestic), including both known claims and Unknown Claims, to the date of the entry of the Order and Final Judgment that have been asserted, could have been asserted, or in the future could or might be asserted in any forum, court, tribunal, or proceeding (including the Action) by Plaintiff, Weight Watchers or any Weight Watchers Shareholder derivatively on behalf of Weight Watchers against any of the Released Parties, arising out of or relating in any way to any of the allegations, transactions, facts, disclosures, acts, matters or occurrences, statements, representations or omissions, or failures to act that were alleged in the Action, or any claims in connection with, based upon, or arising out of, or relating to the Settlement (but excluding any claims to enforce the terms of the Settlement). Released Claims shall not include the right to enforce in the Court the terms of the Stipulation or any right of Weight Watchers against any insurer with respect to any claim arising out of the rights, remedies, duties or obligations provided for in any insurance policy or agreement.

(4)     “Released Parties” means Weight Watchers, Artal Group, S.A., and the Individual Defendants, and each of their respective past, present, or future directors, managing directors, officers, employers, employees, partnerships, partners, members, limited liability companies, principals, agents, insurers, co-insurers, excess insurers, reinsurers, controlling persons, stockholders, attorneys, accountants, auditors, advisors, banks or investment banks, bankers, consultants, trustees, financial or other advisors, underwriters, lenders, analysts, associates, personal or legal representatives, predecessors, successors, affiliates, parents, subsidiaries, divisions, joint ventures, related or affiliated entities, assigns, spouses, heirs, executors, estates, or administrators, any entity in which these named individuals and/or member(s) of his family or any of the Defendants has an interest, any members of their immediate families, or any trust of which any Individual Defendant is the settlor or which is for the benefit of them and/or any member(s) of his family. “Released Party” means, individually, any of the Released Parties.

(5)     “Settlement” means the settlement and compromise of the Action as provided for in the Stipulation.

(6)     “Shareholder(s)” means any holder of record or beneficial holder of Weight Watchers common stock as of the date of the Preliminary Approval Order.

(7)     “Unknown Claims” means any of the Released Claims, which any Settling Party or Released Party does not know or suspect to exist on behalf of Weight Watchers or in his, her or its favor at the time of the release of the Released Parties, and which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this Settlement.

VII.	ATTORNEYS’ FEES AND EXPENSES

After negotiation of the material terms of the Settlement, Simpson Thacher & Bartlett LLP (“Defendants’ Counsel”) and Plaintiff’s Counsel engaged in arm’s-length negotiation regarding attorneys’ fees to be paid to Plaintiff’s Counsel. As a result of those negotiations, Plaintiff’s Counsel has agreed to apply for an award of fees and expenses, inclusive, not to exceed $225,000 to be paid or caused to be paid by Weight Watchers, subject to Court approval (the “Fee and Expense Award”). Defendants have agreed not to oppose such an application that does not request in excess of $225,000. The Settling Parties intend the Fee and Expense Award finally approved by the Court to constitute full and complete compensation for the services provided by Plaintiff’s Counsel in connection with the prosecution and settlement of this Action. The Fee and Expense Award shall be paid to an account jointly controlled by Plaintiff’s Counsel within ten (10) business days after the entry of the Order and Final Judgment, subject to Plaintiff’s Counsel’s obligation to refund or repay within ten (10) business days any amounts paid plus any interest earned thereon if any, for any reasons, including any further Order of the Court, appeal, further proceedings on remand, or successful collateral attack, the amount awarded is overturned or reduced. Any failure of the Court to approve the amount of such fees and reimbursement of expenses shall not affect the validity of the terms of the Settlement or preclude the Order and Final Judgment from becoming final.

VIII.	THE SETTLEMENT HEARING

The Court has scheduled a Settlement Hearing to be held before the Honorable Alan D. Scheinkman on February 24, 2017, at 2:00 p.m. at the Supreme Court of the State of New York, County of Westchester, 111 Dr. Martin Luther King Jr. Blvd., Courtroom 111, White Plains, New York 10601, to determine: (1) whether the Court should approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiff, Weight Watchers and Weight Watchers’ Shareholders; (2) whether to enter judgment dismissing the Action with prejudice and release all Released Parties from all Released Claims; (3) whether the requirements of due process have been satisfied in connection with this Notice and the Summary Notice of Summary Notice; and (4) if the Court approves the Settlement whether the Court should approve Plaintiff’s Counsel’s request for the Fee and Expense Award as agreed to by the Settling Parties, as well as to consider such other matters as may properly come before the Court.

The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Weight Watchers’ Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the any shareholder’s derivative rights and this Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Weight Watchers’ Shareholders.

If the Settlement is approved by the Court following the Settlement Hearing as fair, reasonable, adequate and in the best interests of Plaintiff, Weight Watchers, and Weight Watchers’ Shareholders, the Court shall enter the Order and Final Judgment which will, among other things: (1) determine that the requirements of due process have been satisfied in connection with the Notice and Summary Notice provided to Weight Watchers’ Shareholders; (2) approve the Settlement as fair, reasonable, adequate and in the best interests of Plaintiff, Weight Watchers, and Weight Watchers’ Shareholders; (3) dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as provided in the Stipulation, and release Defendants or any other of the Released Parties from the Released Claims; and (4) determine any award of attorneys’ fees and reimbursement of expenses incurred by Plaintiff’s Counsel as provided for in Section VII, above.

IX.	YOUR RIGHT TO OBJECT

CURRENT COMPANY SHAREHOLDERS WHO HAVE NO OBJECTION TO THE PROPOSED SETTLEMENT NEED NOT TAKE ANY FURTHER ACTION. Any record or beneficial shareholder of Weight Watchers as of November 28, 2016 who objects to the Settlement, the Order and Final Judgment proposed to be entered, or Plaintiff’s Counsel’s requested Fee and Expense Award, or who otherwise wishes to be heard may appear, in person or by attorney, at the Settlement Hearing and present argument that may be proper and relevant concerning why the proposed Settlement should not be approved as fair, reasonable and adequate; why an Order and Final Judgment should not be entered thereon; or why the Fee and Expense Award should not be approved; provided, however, that unless otherwise ordered by the Court, no Weight Watchers Shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the proposed Settlement, the Fee and Expense Award to be awarded to Plaintiff’s Counsel, or, if approved, the Order and Final Judgment to be entered thereon approving the same, and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless, at least fourteen (14) calendar days prior to the Settlement Hearing directed herein: (a) a written notice of intention to appear; (b) evidence proving current ownership of Weight Watchers common stock, including the number of shares of Weight Watchers common stock and the date of purchase; (c) a detailed statement of such shareholder’s objection to any matters before the Court; and (d) the grounds for such objections and/or the reasons that such Person desires to appear and be heard as well as all documents and writings such Person desires the Court to consider shall have been filed with Clerk of Court (111 Dr. Martin Luther King Jr. Blvd., White Plains, New York 10601) and on or before such filing shall be served by overnight mail or hand delivery upon the following counsel:

Samuel H. Rudman		Lynn K. Neuner
Robbins Geller Rudman & Dowd LLP	and	Simpson Thacher & Bartlett LLP
58 South Service Road, Suite 200		425 Lexington Avenue
Melville, New York 11747		New York, New York 10017

Counsel for Plaintiff		Counsel for Defendants

Unless the Court directs otherwise, any Weight Watchers Shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Order and Final Judgment to be entered and the releases to be given.

X.	FURTHER INFORMATION

This Notice contains only a summary of the terms of the proposed Settlement. For more details about the matters involved in the Action, you may inspect the case files in the Office of the Clerk of Court, Supreme Court of New York, County of Westchester, 111 Dr. Martin Luther King Jr. Blvd., White Plains, New York 10601, during regular business hours.

Any other inquiries regarding the Action should be addressed in the first instance to Plaintiff’s Counsel:

Attorneys for Plaintiff Tracy Mead	Samuel H. Rudman Robbins Geller Rudman & Dowd LLP 58 South Service Road, Suite 200 Melville, New York 11747 Telephone: (631) 367-7100

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK OF THE COURT REGARDING THIS NOTICE.

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